EXHIBIT 24.2



SD Products Corp.
2958 Braithwood Court
Atlanta, Georgia 30345




                          INDEPENDENT AUDITORS' CONSENT


Ladies and Gentlemen:

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement of SD Products Corp. on Form SB-1 of our report dated December 20, 2000 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.



                                           /s/DURLAND & COMPANY, CPAs, P.A
                                             Durland & Company, CPAs, P.A.

Palm Beach, Florida
July 10, 2000